Meridian Bioscience, Inc.

Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of Meridian Bioscience, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2012 (the “Report”), the undersigned officers of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John A. Kraeutler

John A. Kraeutler

Chief Executive Officer

February 11, 2013

/s/ Melissa A. Lueke

Melissa A. Lueke

Executive Vice President and

Chief Financial Officer

February 11, 2013